EXHIBIT 10.2
STOCK OPTION AGREEMENT
(NONQUALIFIED STOCK OPTIONS)
This STOCK OPTION AGREEMENT (this “Agreement”) is made as of March 6, 2024 (the “Grant Date”), by and between Noodles & Company, a Delaware corporation (the “Company”), and Drew Madsen (the “Participant”).
RECITALS
A.    The Company has adopted the Noodles & Company Amended and Restated 2023 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit 1.
B.    The Company desires to grant the Participant the opportunity to acquire a proprietary interest in the Company to encourage the Participant’s contribution to the success and progress of the Company.
C.    In accordance with the Plan, the Administrator (as defined in the Plan) has granted to the Participant an option to purchase 250,000 shares of the Common Stock of the Company, par value $0.01 per share (“Shares”), subject to the terms and conditions of the Plan and this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
1.    Definitions. Capitalized terms used herein shall have the following meanings, and capitalized terms not otherwise defined herein shall have the meaning specified in the Plan:
“Agreement” has the meaning set forth in the Preamble.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
“Cause” has the meaning in the Participant's employment or severance protection agreement with the Company or, if there is no such agreement or definition, means that the Participant (a) is convicted of, or pleads guilty or nolo contendere to, a felony (other than a traffic-related felony) or any other crime involving dishonesty or moral turpitude; or (b) willfully engages in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or (c) willfully violates any nonsolicitation covenant between the Participant and the Company. The determination of “Cause” shall be in the reasonable discretion of the Administrator.
“Change in Control Price” means the price per Share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control as determined in good faith by the Administrator as constituted before the Change in Control, or in the case of a

Change in Control that does not result in a payment for Shares, the average Fair Market Value of a Share on the 30 trading days immediately preceding the date on which the Change in Control occurs.
“Company” has the meaning set forth in the Preamble.
“Employer” means the Company and/or any of its subsidiaries with which the Participant is employed.
“Exercise Price” means, for each Share subject to the Option, $______, as such amount may be adjusted pursuant to Section 12(a) of the Plan.
“Good Reason” has the meaning specified in the employment between the Employer and the Participant.
“Grant Date” has the meaning set forth in the Preamble.
“Option” has the meaning set forth in Section 2.
“Option Shares” has the meaning set forth in Section 2.
“Participant” has the meaning set forth in the Preamble.
“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or agency or other authority.
“Plan” has the meaning set forth in the Recitals.
“Pro Rata Portion” equals the product of (i) the amount (if any) of the Option that would have vested on the Vesting Date, multiplied by (ii) a fraction, (a) the numerator of which is the number of days from the Grant Date through the Termination Date, and (Y) the denominator of which is 1,095.
“Qualifying Termination” means (i) the Participant’s termination of employment for Good Reason or (ii) the Participant's termination of employment by the Company without Cause.
“Shares” has the meaning set forth in the Recitals.
“Termination Date” means the date on which the Participant experiences a Termination of Employment (as defined in the Plan).
“Withholding Obligation” means the amount determined in the Administrator’s sole discretion to be the minimum sufficient to satisfy all federal, state, local and other withholding tax obligations that the Administrator determines may arise with respect to the issuance of Shares or payment of income earned in respect of any Option.

2.    Grant of Option. The Company grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions set forth herein, all or any part of 250,000 Shares (the “Option Shares”) at the Exercise Price, on the terms and conditions set forth herein. The Option is not intended to be an incentive stock option under Section 422 of the Code.
3.    Vesting and Exercisability.
(a)    The Option shall become fully vested and exercisable on the third anniversary of the Grant Date (the “Vesting Date”) if and only if (i) the Participant remains continuously employed by the Employer through the Vesting Date, and (ii) the Company Stock Price as of the Vesting Date is no less than $5.00 (as adjusted in the manner set forth in Section 12(a) of the Plan if an event described in Section 12(a) of the Plan occurs after the Grant Date). For purposes hereof, “Company Stock Price” means the higher of (A) the closing price of the Shares on the trading day immediately preceding the Vesting Date, or (B) the volume-weighted average stock price for the Shares for the 45 consecutive trading days ending immediately prior to the Vesting Date (provided that the Company Stock Price calculation shall be adjusted in the manner set forth in Section 12(a) of the Plan if an event described in Section 12(a) of the Plan occurs after the Grant Date).
(b)    Notwithstanding Section 3(a), upon receipt of a release of claims acceptable to the Company within forty-five days following the Participant's Termination Date (which, for any Participant subject to an employment agreement with an attached release of claims, shall be such attached release of claims), if the Participant's termination of employment was due to a Qualifying Termination or due to the Participant's death or Disability prior to the Vesting Date, the Pro Rata Portion of the Option shall be eligible to vest on the Vesting Date to the extent it otherwise would have vested pursuant to Section 3(a).
(c)    Notwithstanding Sections 3(a) and 3(b), if a Change in Control occurs prior to the Vesting Date (i) while the Participant is employed by the Employer or (ii) following the Participant’s Qualifying Termination, then the date of such Change in Control shall be treated as the Vesting Date and the Option shall vest (with respect to the Pro Rata Portion only if Section 3(b) applies) if the Change in Control Price is no less than $5.00 (as adjusted in the manner set forth in Section 12(a) of the Plan if an event described in Section 12(a) of the Plan occurs after the Grant Date).
(d)    In addition, the Administrator may, at any time in its sole discretion, accelerate the vesting and exercisability of all or any portion of the Option.
4.    Expiration.
(a)    The exercisable portion of the Option shall expire on the earliest of (i) the tenth (10th) anniversary of the Grant Date, or (ii) the ninetieth (90th) day after the Termination Date (or, if Section 3(b) or Section 3(c) applies, ninety (90) days after the Vesting Date).

(b)    Subject to Sections 3(b) and 3(c), the unexercisable portion of the Option that has not previously expired pursuant to this Agreement shall immediately expire on the Termination Date.
5.    Nontransferability of the Option. Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 5.
6.    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, then the Option shall be subject to adjustment as provided in Section 12(a) of the Plan.
7.    Exercise of the Option.
(a)    Prior to the expiration or termination of the Option, the Participant may exercise the exercisable portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Participant shall deliver to the Company a written and signed notice of such election, substantially in the form attached hereto as Exhibit 2, setting forth the number of Option Shares the Participant has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier’s or certified bank check to the order of the Company in the amount (the “Cost”) of the aggregate Exercise Price of such Option Shares plus any amount required pursuant to Section 13; provided, however, that the Participant may pay the Cost, plus any amount required pursuant to Section 13, in whole or in part with previously-owned Shares or withheld Option Shares. The Administrator may, in its sole discretion, permit payment of the Cost in such other form or in such other manner as may be permissible under the Plan and applicable law.
(b)    The Option may only be exercised (i) during the life of the Participant, only by the Participant, and (ii) in the event of the Participant’s death or disability, by his or her executor, guardian or legal representative.
8.    No Interest in Shares Subject to Option. Neither the Participant (individually or as a member of a group) nor any beneficiary or other Person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Shares, if any, as shall have been issued to such Person upon exercise of the Option or any part of it.
9.    Clawback Policy. The Option and any Shares issued in connection therewith are subject to the Company’s clawback policy as in effect from time to time.
10.    Plan Controls. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof; provided, however, that no such amendment shall be effective as to the Option without the Participant’s consent insofar as it adversely affects the Participant’s material rights under this Agreement, which consent will not be unreasonably withheld by the Participant.
11.    Not an Employment Contract. Nothing in the Plan, this Agreement or any other instrument executed pursuant hereto or thereto shall confer upon the Participant any right to continue in the employment or other service of the Company or any affiliate thereof or shall affect the right of the Company to terminate the service of the Participant at any time and for any reason.
12.    Governing Law. This Agreement, and any disputes or controversies arising hereunder, shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware other than principles of law that would apply the law of another jurisdiction.
13.    Taxes. The Administrator may, in its sole discretion, make such provisions and take such steps as it may deem necessary or appropriate to satisfy the Withholding Obligations with respect to the issuance of Option Shares or the exercise of the Option, including deducting the amount of any such Withholding Obligations from any other amount then or thereafter payable to the Participant, requiring the Participant to pay to the Company the amount of such Withholding Obligations or to execute such documents as the Administrator deems necessary or desirable to enable it to satisfy the Withholding Obligations, or any other means provided in the Plan; provided, however, that, the Participant may satisfy any Withholding Obligations by (i) directing the Company to withhold that number of Option Shares with an aggregate fair market value equal to the amount of the Withholding Obligations or (ii) delivering to the Company such number of previously held Shares that have been owned by the Participant with an aggregate fair market value equal to the amount of the Withholding Obligations.
14.    Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:
If to the Company to:
Noodles & Company
520 Zang Street, Suite D
Broomfield, CO 80021
Fax: (720) 214-1921
Attention: General Counsel
If to the Participant to the address set forth below the Participant’s signature below.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 14 be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 14, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section 14, be deemed given on the earlier of the third Business Day following mailing or upon receipt, and (iv) if delivered by overnight courier to the address as provided in this Section 14, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 14). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.
Either party may, by notice given to the other party in accordance with this Section 14, designate another address or Person for receipt of notices hereunder.
15.    Amendments and Waivers. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement. Any waiver by any party of any provision hereof shall be effective only by a writing signed by the party to be charged.
16.    Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature, regarding the subject matter hereof and thereof between the parties hereto.
17.    Separability. If any term or provision of this Agreement shall to any extent be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the invalid or unenforceable provisions, to the extent permitted by law, shall be deemed amended and given such interpretation so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
18.    Headings; Construction. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. The words “include,” “includes”

and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
19.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
20.    Further Assurances. The Participant shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.
21.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
22.    Electronic Delivery. By executing the Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the subsidiaries, the Plan, the Option and the Shares via Company web site or other electronic delivery
23.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any Permitted Option Transferees and Permitted Share Transferees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

THE COMPANY:

NOODLES & COMPANY

By:	/s/ MELISSA HEIDMAN
Melissa Heidman
Executive Vice President, Gen. Counsel and Secretary

PARTICIPANT:

/s/ DREW MADSEN
Drew Madsen

Address:_________________

Tel:
Fax:

EXHIBIT 1
NOODLES & COMPANY
AMENDED AND RESTATED
2023 STOCK INCENTIVE PLAN

EXHIBIT 2
ELECTION TO EXERCISE STOCK OPTIONS

NOODLES & COMAPNY
ELECTION TO EXERCISE STOCK OPTION
(STOCK OPTIONS)
1.    ELECTION TO EXERCISE OPTION. I am a Participant under the Stock Option Agreement (Nonqualified Stock Options), dated _____________ ___, 2024 (the “Agreement”), by and between Noodles & Company (the “Company”) and me. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Agreement. I hereby irrevocably elect to exercise the Option granted to me under the Agreement to purchase up to the number of Option Shares indicated below in column (2), effective as of _____________ ___, 20___ (the “Election Date”):

(1) Number of Option Shares issuable pursuant to the Option	(2) Number of Option Shares for which you desire Option to be exercised*	(3) Exercise price per Option Share under the Agreement
_____		_____
Aggregate Exercise Price (multiply column 2 by column 3): ___________.
Total number of Option Shares to be issued (from column 2): ___________.
*    You may elect to exercise no more than the exercisable portion of the Option as of the Election Date that has not previously been exercised.
2.    Delivery of Aggregate Exercise Price. On the date hereof, I have delivered to the Company funds equal to the amount of the Aggregate Exercise Price of the Option Shares to be issued pursuant to this Election (or, to the extent permitted under the Agreement, has delivered previously-held Shares or directed the withholding of Option Shares), plus any amount required pursuant to Section 13 of the Agreement.

EXECUTED this _____ day of __________, 20___.

PARTICIPANT: __________________________________ Signature	WITNESS: _____________________________________ Signature
__________________________________ Print Name	_____________________________________ Print Name